                                  Exhibit 1.2


                                PRICING AGREEMENT


Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.,
Smith Barney Inc.,
Donaldson, Lufkin & Jenrette
   Securities Corporation,
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated,
Salomon Brothers Inc,
UBS Securities LLC,
 As Representatives of the several
    Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                            Date: March 13, 1997

Ladies and Gentlemen:

      Fifth Third Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Designated Trust") and Fifth Third Bancorp, an Ohio corporation (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 13, 1997 (the "Underwriting Agreement"), among the Designated Trust, Capital Trust II and the Company on the one hand and Goldman, Sachs & Co., J.P. Morgan Securities Inc., Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and UBS Securities LLC, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). The principal asset of the Trust consists of debt securities of the Company (the "Subordinated Debentures"), as specified in Schedule II to this Agreement. The Designated Securities will be guaranteed by the Company to the extent set forth in this Agreement with respect to such Designated Securities (the "Guarantee"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

      An amendment to the Initial Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Designated Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                           Very truly yours,

                                           FIFTH THIRD BANCORP



                                           By: /s/ P. Michael Brumm
                                               -------------------------------
                                               Name: P. Michael Brumm
                                               Title: Executive Vice President


                                           FIFTH THIRD CAPITAL TRUST I
                                           By: Fifth Third Bancorp,
                                               as Depositor



                                           By: /s/ P. Michael Brumm
                                               -------------------------------
                                               Name: P. Michael Brumm
                                               Title: Executive Vice President

Accepted as of the date hereof:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Smith Barney Inc.
Donaldson, Lufkin & Jenrette
   Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Salomon Brothers Inc
UBS Securities LLC
As Representatives of the Underwriters
named in Schedule I hereto

By:  /s/ Goldman, Sachs & Co.
     -------------------------------
        (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                                       NUMBER OF
                                                                    FIRM DESIGNATED
                                                                      SECURITIES
                             UNDERWRITER                            TO BE PURCHASED
                             -----------                            ---------------

Goldman, Sachs & Co. .......................................              40,000
J.P. Morgan Securities Inc. ................................              40,000
Smith Barney Inc. ..........................................              40,000
Donaldson, Lufkin & Jenrette
   Securities Corporation ..................................              20,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ...................................              20,000
Salomon Brothers Inc. ......................................              20,000
UBS Securities LLC .........................................              20,000
                                                                         -------
Total                                                                    200,000
                                                                         =======

                                   SCHEDULE II


DESIGNATED TRUST:

         Capital Trust I

TITLE OF DESIGNATED SECURITIES:

         8.136% Capital Securities, Series A

AGGREGATE PRINCIPAL AMOUNT:

         Aggregate principal amount of Designated
         Securities to be sold: $200,000,000

PRICE TO PUBLIC:

         100% of the principal amount of the Designated Securities

PURCHASE PRICE BY UNDERWRITERS:

         100% of the principal amount of the Designated Securities

UNDERWRITERS' COMPENSATION:

         As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Designated Securities will be used by the Designated Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at each Time of Delivery to Goldman, Sachs & Co., for the accounts of the several Underwriters, an amount equal to $10.00 per capital security for the Designated Securities to be delivered at the Time of Delivery and to reimburse the Underwriters for $60,000 of expenses.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Federal (same day) Funds

ACCOUNTANTS' LETTER TO BE DELIVERED ON DATE OF PRICING AGREEMENT:

         Yes.

TRUST AGREEMENT:

         Amended and Restated Trust Agreement dated as of March 20, 1997, between the Company and the Trustees named therein

INDENTURE:

         Indenture dated as of March 20, 1997, between the Company and Wilmington Trust Company, as Indenture Trustee (the "Indenture")

GUARANTEE:

         Guarantee Agreement dated as of March 20, 1997, between Company and Wilmington Trust Company, as Guarantee Trustee

MATURITY:

         March 15, 2027

INTEREST RATE:

         Annual rate of 8.136%

INTEREST PAYMENT DATES:

         March 15 and September 15 of each year commencing September 15, 1997.

EXTENSION PERIOD:

         10 semi-annual periods

REDEMPTION PROVISIONS:

         The redemption provisions set forth in Section 4.2 of the Trust Agreement shall apply to the Designated Securities.

SINKING FUND PROVISIONS:

         No sinking fund provisions.

TIME OF DELIVERY:

         10:00 a.m., New York City time
         March 20, 1997

CLOSING LOCATION:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004

NAMES AND ADDRESSES OF REPRESENTATIVES:

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004

         J.P. Morgan Securities Inc.
         60 Wall Street
         New York, New York 10260

         Smith Barney Inc.
         388 Greenwich Street
         New York, New York 10019

         Donaldson, Lufkin & Jenrette
            Securities Corporation
         277 Park Avenue
         New York, New York 10172

         Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
         250 Vesey Street
         World Financial Center
         New York, New York 10281-1316

         Salomon Brothers Inc
         7 World Trade Center
         New York, New York 10048

         UBS Securities LLC
         299 Park Avenue
         New York, New York 10171